UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

Life Clips, Inc.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-198828	46-2378100
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

233 S. Sharon Amity Rd., Suite 201

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including zip code)

800-292-8991

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2016, Life Clips, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Batterfly Energy Ltd., an Israel-based corporation that develops and distributes a single-use, cordless battery for use with cellular phones and other mobile devices (“Batterfly”), and all of the shareholders of Batterfly (the “Batterfly Shareholders”). Under the terms of the Purchase Agreement, the Company will acquire all of the outstanding capital stock of Batterfly (the “Acquisition”) in exchange for consideration in the form of:

(i)	$1,000,000 in cash, of which $450,000 will be payable at closing, with the remainder paid in installments on the dates that are 12 months and 16 months after the closing;

(ii)	a promissory note and stock pledge agreement to be issued by the Company payable to the Batterfly Shareholders in the amount of $500,000 (the “Promissory Note”);

(iii)	10,000,000 shares of the Company’s common stock, of which 5,000,000 will be issued to the Batterfly Shareholders at closing, with part of the remainder issued on the one-year anniversary of the closing and the other part of the remainder issued on the date that the Company has sold an aggregate of 1,000,000 units of Batterfly’s products after closing; and

(iv)	quarterly payments of cash, up to an aggregate amount of $2,000,000, based on the number of Batterfly’s products sold by the Company after the closing date of the Acquisition.

The shares of the Company’s common stock to be issued at closing and at the specified periods thereafter will be offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S promulgated under the Securities Act. To that effect, each Batterfly Shareholder has represented to the Company in the Purchase Agreement that he or she is a not a “U.S. Person” (as defined by Regulation S), is not acquiring the Company’s shares for the account or benefit of a U.S. Person and will only resell the shares under Regulation S, an effective registration statement under the Securities Act or an available exemption from registration under the Securities Act.

The Purchase Agreement contains customary representations and warranties regarding the Batterfly Shareholders, Batterfly and the Company, and Batterfly has agreed to customary covenants including, among others, covenants relating to (i) the conduct of Batterfly’s business in the ordinary course during the interim period between the execution of the Purchase Agreement and the consummation of the Acquisition and (ii) Batterfly’s non-solicitation obligations relating to alternative business combination transactions. The closing of the Acquisition, which the Company expects to occur in the next 20 days, is subject to various customary closing conditions, including, without limitation, the representations and warranties of each party being true and correct as of the closing date, consulting agreements between the Company and the two principal shareholders of Batterfly being executed and delivered, the absence of any governmental orders prohibiting the transaction and the approval of the tax treatment for the Acquisition being sought by Batterfly Shareholders by the Israeli tax authorities.

The Purchase Agreement may be terminated under certain circumstances, including (i) upon material breach of any covenant or agreement, if uncured after ten days’ notice, (ii) if satisfaction of any closing condition becomes impossible, (iii) if a non-appealable governmental order prohibiting the Acquisition is issued, (iv) by mutual consent or (v) if the closing of the Acquisition has not occurred by June 30, 2016.

The representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Purchase Agreement. The representations and warranties contained in the Purchase Agreement may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Purchase Agreement which contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties in the Purchase Agreement may be subject to a standard of materiality provided for in the Purchase Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Batterfly. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Under the Purchase Agreement, the Batterfly Shareholders have agreed to indemnify the Company for up to $150,000 in liabilities arising from breaches of the covenants, representations or warranties made by the Batterfly Shareholders about themselves and Batterfly, other than (i) liabilities arising from breaches of intellectual property representations and warranties, for which the Batterfly Shareholders will indemnify the Company for liabilities in an amount not to exceed $500,000, and (ii) liabilities for intentional misconduct or fraud, for which the Batterfly Shareholders will indemnify the Company for all liabilities without limit. The Company has also agreed to indemnify the Batterfly Shareholders for liabilities arising from any breaches of its covenants, representations or warranties.

There is no material relationship between the Company or its affiliates, on the one hand, and Batterfly or the Batterfly Shareholders, on the other hand, other than in respect of the Acquisition.

Also on June 9 and June 10, 2016, and in connection with the signing of the Purchase Agreement, the Company entered into a lock-up agreement (the “Lock-up Agreements”) with each of Taconic Group, Group, LLC, Summit Trading, Ltd., Long Side Ventures, LLC and Bezalel Partners, LLC, each of which of are holders of convertible debt instruments issued by the Company permitting the holders thereof to convert the remaining portion of the unpaid principal and interest outstanding under such notes into shares of the Company’s common stock. Under the terms of the Lock-up Agreements, each signatory has agreed that during the period commencing on the date such agreement was signed until the earlier of the date that is (i) six months after the date of the closing of the Acquisition or (ii) the day that the Company files a registration statement with the Securities and Exchange Commission on Form S-1 or Form S-3 registering the offering of shares by the Company or certain of its shareholders, such noteholders will not, without the consent of the Company, offer to sell, sell or otherwise dispose of, or encumber any shares of the Company’s common stock then held by them or into which such noteholders’ notes can be converted, except under certain limited circumstances.

The above descriptions of the Purchase Agreement and the Lock-up Agreements do not purport to be complete and are qualified in their entirety by reference to the terms of the Purchase Agreement and the Lock-up Agreements, which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01 Other Events.

On June 10, 2016, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement by and among Batterfly Energy Ltd., Life Clips, Inc. and the Shareholders of Batterfly Energy Ltd., dated as of June 10, 2016

10.1+	Lock-up Agreement, dated June 9, 2016, between the Company and Taconic Group, LLC

99.1	Press Release of Life Clips, Inc., dated June 10, 2016

* Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. Life Clips, Inc. hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

 + The Lock-up Agreements between Life Clips, Inc. and each of Summit Trading, Ltd., Long Side Ventures, LLC and Bezalel Partners, LLC are substantially identical in all material respects to the Lock-up Agreement between Life Clips, Inc. and Taconic Group, LLC filed as an exhibit hereto, except as to the counterparty to such agreement. Pursuant to SEC regulation, we have omitted filing copies of such other lock-up agreements as exhibits to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Date: June 14, 2016	By:	/s/ Robert Gruder
Robert Gruder
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement by and among Batterfly Energy Ltd., Life Clips, Inc. and the Shareholders of Batterfly Energy Ltd., dated as of June 10, 2016

10.1+	Lock-up Agreement, dated June 9, 2016, between the Company and Taconic Group, LLC

99.1	Press Release of Life Clips, Inc., dated June 10, 2016

* Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. Life Clips, Inc. hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

 + The Lock-up Agreements between Life Clips, Inc. and each of Summit Trading, Ltd., Long Side Ventures, LLC and Bezalel Partners, LLC are substantially identical in all material respects to the Lock-up Agreement between Life Clips, Inc. and Taconic Group, LLC filed as an exhibit hereto, except as to the counterparty to such agreement. Pursuant to SEC regulation, we have omitted filing copies of such other lock-up agreements as exhibits to this Current Report on Form 8-K.